As filed with the Securities and Exchange Commission on November 12, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SMURFIT WESTROCK PLC*
SMURFIT KAPPA TREASURY UNLIMITED COMPANY*
SMURFIT WESTROCK FINANCING DESIGNATED ACTIVITY COMPANY*
(Exact name of registrant as specified in its charter)
Ireland (State or other jurisdiction of incorporation or organization)	2650 (Primary Standard Industrial Classification Code Number)	98-1776979 — 98-1828972 (I.R.S. Employer Identification Number)
Beech Hill, Clonskeagh
Dublin 4, D04 N2R2
Ireland
+353 1 202 7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Gillian Carson-Callan Group SVP Finance & Company Secretary Beech Hill, Clonskeagh Dublin 4, D04 N2R2 Ireland +353 1 202 7000	Steven B. Nickerson Vice President and Deputy General Counsel 1000 Abernathy Road NE Atlanta, Georgia 30328 United States +1 (770) 448-2193
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Stuart Morrissy
Hogan Lovells US LLP
390 Madison Avenue
New York, NY 10017
(212) 918-3000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

*
The co-registrants listed on the next page are also included in this Registration Statement on Form S-3 as additional registrants.

TABLE OF ADDITIONAL REGISTRANTS(1)
Exact Name of Registrant as Specified in its Charter	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification	I.R.S. Employer Identification Number
Smurfit Kappa Acquisitions Unlimited Company(2)	Ireland	2650	—
Smurfit Kappa Group Limited(2)	Ireland	2650	—
Smurfit Kappa Investments Limited(2)	Ireland	2650	—
Smurfit Kappa Treasury Funding Designated Activity Company(2)	Ireland	2650	—
Smurfit International B.V.(3)	Netherlands	2650	—
Smurfit WestRock US Holdings Corporation(4)	Delaware	2650	99-2650736
WestRock Company(4)	Delaware	2650	37-1880617
WestRock MWV, LLC(4)	Delaware	2650	31-1797999
WestRock RKT, LLC(4)	Georgia	2650	62-0342590
WRKCo Inc.(4)	Delaware	2650	47-3335141

(1)
Smurfit Westrock plc directly or indirectly owns 100% of Smurfit Kappa Treasury Unlimited Company and Smurfit Westrock Financing Designated Activity Company and the other co-registrants in this table. Each guarantee of the debt securities registered hereunder will be full and unconditional and joint and several.

(2)
The address, including zip code, of the principal executive office for this additional obligor is Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland.

(3)
The address, including zip code, of the principal executive office for this additional obligor is Innovatiepark 8, 4906AA, Oosterhout, The Netherlands.

(4)
The address, including zip code, of the principal executive office for this additional obligor is 1000 Abernathy Road NE, Atlanta, GA 30328.

PROSPECTUS
SMURFIT WESTROCK PLC
Debt securities
Guarantees
Warrants
Purchase Contracts
Units
Preference Shares
Ordinary Shares

SMURFIT KAPPA TREASURY UNLIMITED COMPANY
SMURFIT WESTROCK FINANCING DESIGNATED ACTIVITY COMPANY
Debt Securities
Guarantees

SMURFIT KAPPA ACQUISITIONS UNLIMITED COMPANY
SMURFIT KAPPA GROUP LIMITED
SMURFIT KAPPA INVESTMENTS LIMITED
SMURFIT KAPPA TREASURY FUNDING DESIGNATED ACTIVITY COMPANY
SMURFIT INTERNATIONAL B.V.
SMURFIT WESTROCK US HOLDINGS CORPORATION
WESTROCK COMPANY
WESTROCK MWV, LLC
WESTROCK RKT, LLC
WRKCO INC.
Guarantees
Smurfit Westrock plc (“Smurfit Westrock”), a public limited company incorporated under the laws of Ireland, may use this prospectus to offer, from time to time, debt securities, guarantees of debt securities, warrants, purchase contracts, units, preference shares or ordinary shares. In addition, Smurfit Kappa Treasury Unlimited Company (“SKT”), a public unlimited company incorporated under the laws of Ireland and a wholly owned indirect subsidiary of Smurfit Westrock, and Smurfit Westrock Financing Designated Activity Company (“SWF”), a designated activity company incorporated under the laws of Ireland and a wholly owned direct subsidiary of Smurfit Westrock, may use this prospectus to offer, from time to time, debt securities and guarantees of debt securities, and the other Guarantors (as defined herein) may use this prospectus to offer, from time to time, guarantees of debt securities. Smurfit Westrock, SKT, SWF and the other Guarantors may sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The specific terms of any securities to be offered will be described in a prospectus supplement.
Certain of these securities may also be resold by selling security holders, whether owned on the date hereof or hereafter. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering, the names of underwriters and the identities of any selling security holders. We will not receive any proceeds from any such sale of securities by a selling security holder. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
You should read this prospectus and any accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information and Incorporation By Reference,” carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
Smurfit Westrock’s ordinary shares are admitted to trading on the New York Stock Exchange (“NYSE”) under the symbol “SW” and the London Stock Exchange (“LSE”) under the symbol “SWR.”
Investing in the securities involves certain risks. See “Risk Factors” beginning on page 6 of this prospectus and in the documents incorporated by reference into this prospectus and the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase any securities.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated November 12, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we or the selling security holders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or the selling security holders may offer. Each time we sell securities, we will file with the SEC a prospectus supplement that will contain specific information about the terms of those securities and their offering. The prospectus supplement may also add, update or change information contained in this prospectus. These summary descriptions are not meant to be complete descriptions of each security. In addition, specific information with respect to any offer and sale by any selling security holders will be set forth in the prospectus supplement relating to that transaction. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.
You should read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information and Incorporation By Reference.”
In this prospectus, when we refer to the “Company”, the “Group” “we,” “us” and “our”, we are referring to Smurfit Westrock and all of its subsidiaries (including any of their predecessors). SKT is an indirect, wholly owned subsidiary of Smurfit Westrock and SWF is a direct, wholly owned subsidiary of Smurfit Westrock. Both SKT and SWF serve as financing subsidiaries, responsible for certain treasury operations. The Company’s operating activities are carried out through its other wholly or majority owned subsidiaries.
Smurfit Westrock, SKT and SWF are collectively referred to herein as the “Issuers” and each may be referred to as an “Issuer.” Each of the Issuers may offer debt securities using this prospectus. SKT, SWF, Smurfit Kappa Group Limited, Smurfit Kappa Investments Limited, Smurfit Kappa Acquisitions Unlimited Company, Smurfit Kappa Treasury Funding Designated Activity Company, Smurfit International B.V., Smurfit WestRock US Holdings Corporation, WestRock Company, WRKCo Inc., WestRock MWV, LLC and WestRock RKT, LLC (collectively, the “Smurfit Westrock Guarantors”) will act as the guarantors of any debt securities issued by Smurfit Westrock using this prospectus. Smurfit Westrock, SWF, Smurfit Kappa Group Limited, Smurfit Kappa Investments Limited, Smurfit Kappa Acquisitions Unlimited Company, Smurfit Kappa Treasury Funding Designated Activity Company, Smurfit International B.V., Smurfit WestRock US Holdings Corporation, WestRock Company, WRKCo Inc., WestRock MWV, LLC and WestRock RKT, LLC (collectively, the “SKT Guarantors”) will act as the guarantors of any debt securities issued by SKT using this prospectus. Smurfit Westrock, SKT, Smurfit Kappa Group Limited, Smurfit Kappa Investments Limited, Smurfit Kappa Acquisitions Unlimited Company, Smurfit Kappa Treasury Funding Designated Activity Company, Smurfit International B.V., Smurfit WestRock US Holdings Corporation, WestRock Company, WRKCo Inc., WestRock MWV, LLC and WestRock RKT, LLC (collectively, the “SWF Guarantors” and, together with the Smurfit Westrock Guarantors and the SKT Guarantors, the “Guarantors”) will act as the guarantors of any debt securities issued by SWF using this prospectus.
In addition, Smurfit Westrock will be the issuer in any offering of warrants, purchase contracts, units, preference shares or ordinary shares using this prospectus. The debt securities, guarantees, warrants, purchase contracts, units, preference shares and ordinary shares that may be offered using this prospectus are referred to collectively as the “securities.”
This document does not constitute a prospectus within the meaning of section 1348 of the Companies Act 2014 of Ireland (as amended) (the “Irish Companies Act”) or Article 3 of the Regulation (EU) No. 2017/1129 of the European Parliament and of the Council of 14 June 2017 (the “Prospectus Regulation”) or the Prospectus Regulation as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended from time to time) (“EUWA”) (“UK Prospectus Regulation”), nor a comprehensive update of information relating to the Group. No offer of securities to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish prospectus law (within the meaning of section 1348 of the Irish Companies Act in general, or in particular pursuant to the Prospectus Regulation, the UK Prospectus Regulation, the European Union (Prospectus) Regulations 2019 of Ireland (S.I. No. 380/2019), or the Central Bank (Investment Market Conduct) Rules

(S.I. No. 366 of 2019). This document has not been approved or reviewed by or registered with the Central Bank of Ireland or the Financial Conduct Authority for the purposes of the Prospectus Regulation or the UK Prospectus Regulation.
This document does not constitute investment advice or the provision of investment services within the meaning of the European Union (Markets in Financial Instruments) Regulations 2017 (S.I. No. 375 of 2017) (as amended) of Ireland or otherwise. Smurfit Westrock is not an authorized investment firm within the meaning of the European Union (Markets in Financial Instruments) Regulations 2017 (S.I. No. 375 of 2017) (as amended) of Ireland, and the recipients of this document should seek independent legal and financial advice in determining their actions in respect of or pursuant to this document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement and the documents incorporated by reference into this prospectus and the applicable prospectus supplement may include certain “forward-looking statements” (including within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) regarding, among other things, the plans, strategies, outcomes, outlooks and prospects, both business and financial, of Smurfit Westrock, the expected benefits of the completed Combination (as defined herein) (including, but not limited to, synergies as well as our scale, geographic reach and product portfolio, or impact of announced closures), and any other statements regarding Smurfit Westrock’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. Forward-looking and other statements in this prospectus, any applicable prospectus supplement and the documents incorporated by reference into this prospectus and the applicable prospectus supplement may also address the Company’s corporate responsibility progress, plans, and initiatives (including environmental matters), and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. In order to utilize the “Safe Harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, we are providing the following cautionary statement.
Statements that are not historical facts, including statements about the beliefs and expectations of the management of Smurfit Westrock, are forward-looking statements. Words such as “may”, “will”, “could”, “should”, “would”, “anticipate”, “intend”, “estimate”, “project”, “plan”, “believe”, “expect”, “target”, “prospects”, “potential”, “commit”, “forecasts”, “aims”, “considered”, “likely”, “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the control of the Company. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur.
Important factors that could cause actual results to differ materially from plans, estimates or expectations include: ongoing weakness and/or changes in demand environment; the impact of economic downtime; our ability to deliver on our closure plan and associated efforts; our future cash payments associated with these initiatives; potential future cost savings associated with such initiatives; the amount of charges and the timing of such charges or actions described herein; potential future impairment charges; accuracy of assumptions associated with the charges; economic, competitive and market conditions generally, including macroeconomic uncertainty, customer inventory rebalancing, the impact of inflation and increases in energy, raw materials, shipping, labor and capital equipment costs; geo-economic fragmentation and protectionism such as tariffs, trade wars or similar governmental actions affecting the flows of goods, services or currency (including the implementation of tariffs by the U.S. federal government and reciprocal tariffs and other protectionist or retaliatory measures governments in Europe, Asia, and other countries have taken or may take in response); the impact of prolonged or recurring U.S. federal government shutdowns and any resulting volatility in the capital markets or interruptions in the Company’s access to capital; public health crises, such as pandemics and epidemics and any related company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets; reduced supply of raw materials, energy and transportation, including from supply chain disruptions and labor shortages; developments related to pricing cycles and volumes; intense competition; the ability of the Company to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made events, including the ability to function remotely during long-term disruptions; the Company’s ability to respond to changing customer preferences and to protect intellectual property; the amount and timing of the Company’s capital expenditures; risks related to international sales and operations; failures in the Company’s quality control measures and systems resulting in faulty or contaminated products; cybersecurity risks, including threats to the confidentiality, integrity and availability of data in the Company’s systems; works stoppages and other labor disputes; the Company’s ability to establish and maintain effective internal controls over financial reporting in accordance with Sarbanes Oxley Act of 2002, as amended, and remediate any weaknesses in controls and processes; the Company’s ability to retain or hire key personnel; risks related to sustainability matters, including climate change and scarce resources, as well as the Company’s ability to comply with changing environmental laws and regulations; the Company’s ability to successfully implement strategic transformation initiatives; results and impacts of acquisitions by the Company; the Company’s significant levels of indebtedness; the impact of the Combination on the Company’s credit ratings; the potential impairment of assets and goodwill; the availability of sufficient cash to distribute dividends to the Company’s shareholders in line with current expectations; the scope, costs, timing and impact of any restructuring of operations and corporate and tax structure; evolving legal, regulatory and tax regimes; changes in economic, financial, political and regulatory conditions in Ireland, the United Kingdom, the United States and elsewhere, and other factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade and policy changes associated with the current or subsequent Irish, U.S. or UK administrations; loss contingencies or legal proceedings instituted, threatened, future or pending against the Company, including with respect to antitrust related matters; actions by third parties, including government agencies; the Company’s ability to promptly and effectively integrate Smurfit Kappa’s and WestRock’s businesses; the Company’s ability to achieve the synergies and value creation contemplated by the Combination; the Company’s ability to meet expectations regarding the accounting and tax treatments of the Combination, including the risk that the Internal Revenue Service may assert that the Company should be treated as a U.S. corporation or be subject to certain unfavorable U.S. federal income tax rules under Section 7874 of the Internal Revenue Code of 1986, as amended, as a result of the Combination; other factors such as future market conditions, currency fluctuations, the behavior of other market participants, the actions of regulators and other factors such as changes in the political, social and regulatory framework in which the Group operates or in economic or technological trends or conditions, and other risks set forth under the heading “Risk Factors” in Part I, Item 1A. in the 2024 Form 10-K, and as may be updated in subsequent Quarterly Reports on Form 10-Q.
The Company’s forward-looking statements speak only as of the date of this prospectus or as of the date they are made. Neither the Company nor any of its associates or directors, officers or advisers provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any such forward-looking statements will actually occur. You are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with its legal or regulatory obligations (including under the UK Listing Rules, the Disclosure Guidance and Transparency Rules, the UK Market Abuse Regulation and other applicable regulations), the Company is under no obligation, and the Company expressly disclaims any intention or obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Where You Can Find More Information and Incorporation By Reference
Smurfit Westrock files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains Smurfit Westrock’s reports, proxy statements and other information regarding us at http://www.sec.gov. Smurfit Westrock’s SEC filings are also available free of charge on Smurfit Westrock’s website at http://www.smurfitwestrock.com. Smurfit Westrock’s website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus and you should not rely on any such information in making your investment decision.
This prospectus is part of a registration statement that we have filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with it, which means that we can disclose important information to you by referring you to other documents separately filed with the SEC. The information that we incorporate by reference is an important part of this prospectus.
We incorporate by reference in this prospectus the following documents:
•
Annual Report of Smurfit Westrock on Form 10-K for the year ended December 31, 2024, filed on March 7, 2025 (the “2024 Form 10-K”);

•
Quarterly Reports of Smurfit Westrock on Form 10-Q for the fiscal quarters ended March 31, 2025 (filed on May 9, 2025), June 30, 2025 (filed on August 7, 2025) and September 30, 2025 (filed on November 7, 2025);

•
Current Reports of Smurfit Westrock on Form 8-K/A filed on September 13, 2024 (excluding Exhibit 99.9), January 16, 2025, February 28, 2025, March 11, 2025, April 30, 2025 and May 2, 2025;

•
the description of our ordinary shares set forth under the heading “Description of Smurfit WestRock Shares and the Smurfit WestRock Constitution” in Smurfit Westrock’s prospectus forming part of its Registration Statement on Form S-4 (File No. 333-278185), originally filed with the SEC on March 22, 2024, and any amendment or report filed for the purpose of updating that description; and

•
the unaudited condensed pro forma combined financial information for the year ended December 31, 2024 set forth under the heading “Unaudited Condensed Pro Forma Combined Financial Information” in Smurfit Westrock’s prospectus forming part of its Registration Statement on Form S-4 (File No. 333-286364), originally filed with the SEC on April 3, 2025.

We also incorporate by reference into this prospectus any future filings that we may make with the SEC under Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities made under this prospectus; provided, however, that no portion of any documents or information that is deemed to be furnished and not filed with the SEC shall be incorporated by reference herein, and unless specifically stated to the contrary, no information disclosed under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that may be furnished to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.
Any statement in a document incorporated by reference into this prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference into this prospectus.
We will provide, free of charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents that are incorporated by reference into this prospectus, if such person makes a written or oral request directed to Smurfit Westrock plc, Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland or by telephone at +353 1 202 7000.
You should rely only upon the information provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

RISK FACTORS
Investing in the securities described in this prospectus involves certain risks. You should carefully consider the risk factors described in our filings with the SEC that are incorporated by reference into this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of our securities. If any such risk actually occurs, our business, results of operations, financial condition and prospects could be materially affected. You could lose all or part of your investment. In addition, although we discuss key risks in such discussion of risk factors, new risks may emerge in the future or there could be developments in existing risks, any of which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

THE COMPANY
Smurfit Westrock plc was created in July 2024 as a strategic combination between Smurfit Kappa Group Limited (“Smurfit Kappa”), one of the leading integrated corrugated packaging manufacturers in Europe, with a large-scale pan-regional presence in Latin America, and WestRock Company (“WestRock”), one of the leaders in North America in corrugated and consumer packaging solutions and a multinational provider of sustainable fiber-based paper and packaging solutions.
Smurfit Westrock is a global leader in sustainable, paper-based packaging with extensive scale, quality products and geographic reach and diversity. We aim to create the ‘go-to’ packaging partner of choice, bringing together highly complementary portfolios and sets of capabilities benefiting customers, employees and shareholders.
Smurfit Westrock was incorporated and registered in Ireland on July 6, 2017 under the Irish Companies Act as a private company limited by shares with the name “Cepheidway Limited” and registered number 607515. On September 12, 2023, Smurfit Kappa and WestRock announced entry into a transaction agreement pursuant to which the companies would execute a strategic combination (the “Combination”). Prior to the Combination, Smurfit Westrock re-registered as an Irish public limited company pursuant to Part 20 of the Irish Companies Act and was renamed “Smurfit Westrock plc.” Upon completion of the Combination, Smurfit Kappa and WestRock each became wholly owned subsidiaries of Smurfit Westrock, and Smurfit Westrock continued as the new holding company of the combined group of Smurfit Kappa and WestRock. As a result of the Combination, former Smurfit Kappa shareholders and WestRock shareholders became holders of Smurfit Westrock ordinary shares. Smurfit Westrock had no historical operations nor traded or carried out any business of its own since its incorporation until just prior to consummation of the Combination.
Smurfit Westrock has a dual listing on the NYSE and the standard listing segment of the Official List of the UK Financial Conduct Authority, and Smurfit Westrock ordinary shares trade on the NYSE under the symbol “SW” and the LSE’s main market for listed securities under the symbol “SWR.”
Smurfit Westrock has its principal executive offices at Beech Hill, Clonskeagh, Dublin 4, D04 N2R2, Ireland, Tel. No.: +353 1 202 7000.
You can find a more detailed description of Smurfit Westrock’s business in its Annual Report on Form 10-K and in the other documents incorporated by reference into this prospectus.

USE OF PROCEEDS
Unless otherwise indicated in an accompanying prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus and any accompanying prospectus supplement for general corporate purposes. General corporate purposes may include using the funds for working capital, repayment of debt, capital expenditures, possible acquisitions and any other purposes that may be stated in any prospectus supplement. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.
Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling security holder. We may pay certain expenses in connection with sales by selling security holders.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
This section describes the general terms and provisions of the debt securities that Smurfit Westrock, SKT or SWF may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of any series of debt securities offered in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the applicable prospectus supplement regarding any particular issuance of debt securities.
The debt securities are to be issued under an indenture among Smurfit Westrock, SKT, SWF, the other Guarantors, and Deutsche Bank Trust Company Americas, as trustee. A form of the indenture for the debt securities is included as an exhibit to the registration statement of which this prospectus forms a part. In the discussion that follows, we summarize particular provisions of the indenture. Our discussion of the indenture provisions is only a summary and is not complete. You should read the indenture, including changes to be filed as part of any prospectus supplement, for a more complete understanding of the provisions we describe. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”). The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with an applicable prospectus supplement.
General
Each Issuer may issue debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.
The indenture will not limit the aggregate amount of debt securities that an Issuer may issue or the number of series or the aggregate amount of any particular series. Each Issuer may issue debt securities and other securities at any time without your consent and without notifying you.
There is no requirement that an Issuer issue debt securities in the future under the indenture, and an Issuer may use other indentures or documentation containing different provisions in connection with future issues of such other debt securities.
The specific financial, legal and other terms particular to a series of debt securities will be described in the applicable prospectus supplement relating to the series. Those terms may vary from the terms described herein. Accordingly, this summary is subject to and qualified by reference to the description of the terms of the series of debt securities described in the applicable prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:
•
the Issuer and the Guarantors, if any, with respect to such series of debt securities;

•
the title of such series of debt securities;

•
any limit on the aggregate principal amount of such series of debt securities; provided that, unless otherwise provided, the authorized aggregate principal amount of such series may from time to time be increased above such amount by a board resolution to such effect;

•
the issue price or prices of originally issued debt securities of such series, expressed as a percentage of the principal amount, and the original issue date;

•
the person to whom any interest on a debt security of such series will be payable if other than the person in whose name the debt security is registered;

•
the maturity date and the date or dates on which the principal of the debt securities of such series is payable;

•
the rate or rates at which the debt securities of such series shall bear interest, if any, the date or dates from which any such interest shall accrue, the interest payment dates on which any such interest shall be payable and the record date for any such interest payable on any interest payment date, or the method by which such date or dates shall be determined, the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;
•
the place or places where any amounts due will be payable and where such series of debt securities can be surrendered for registration, transfer, exchange or conversion, as well as the place where any notices or demands for such series of debt securities may be served;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which such series of debt securities may be redeemed, in whole or in part, at the option of the applicable Issuer and, if other than by a board resolution, the manner in which any election by such Issuer to redeem the debt securities will be evidenced;

•
any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the holder;

•
the terms and conditions for conversion or exchange of such series of debt securities;

•
the denominations in which such series of debt securities will be issuable if other than denominations of $200,000 and any integral multiple of $1,000 in excess thereof (or in the case of debt securities denominated in a currency other than United States dollars, the equivalent thereof in each case (rounded to an integral multiple of 1,000 units of such other currency));

•
if other than United States dollars, the currency, currencies or currency units in which the principal of, premium or Additional Amounts, if any, and interest on the debt securities of such series will be denominated, payable, redeemable or purchasable and the manner of determining the equivalent thereof in United States dollars for any purpose;

•
any index or other formula used to determine the amount of payment of principal of, premium or Additional Amounts, if any, and interest on such series of debt securities;

•
if any payment on such series of debt securities is to be payable, at the election of the applicable Issuer, any Guarantor or a holder thereof, in any currency other than in the currency in which the debt securities state that they will be payable, the terms and conditions regarding how that election will be made;

•
if other than the entire principal amount is payable upon a declaration of acceleration of the maturity, that portion of the principal which is payable;

•
if the principal amount payable at maturity of such series of debt securities will not be determinable as of any one or more dates prior to the maturity, the amount which will be deemed to be the principal amount of such series of debt securities as of any such date for any other purpose (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•
if the applicable Issuer may without your consent issue additional debt securities having the same terms and conditions as debt securities of the already issued series;

•
the forms of the debt securities of such series;

•
the applicability of the provisions described under “— Defeasance and Discharge”;

•
if such series of debt securities will be issuable in whole or part in the form of a global security as described under “— Transfer and Exchange — Global Securities,” the form of any legends to be borne by such global security, the depositary or its nominee with respect to such series of debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

•
any addition to or change in the covenants or events of default described in this prospectus or in the indenture with respect to such series of debt securities;

•
whether such series of debt securities will be secured by any collateral and, if so, the terms and conditions upon which such series shall be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of the applicable Issuer or any Guarantor;

•
the exchanges, if any, on which such series of debt securities may be listed; and

•
any and all other terms of such series of debt securities, including, but not limited to, any terms that may be required by or advisable under U.S. laws or regulations or otherwise included in connection with the marketing of such series.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities.
For purposes of this prospectus, any reference to the payment of principal of, premium, if any, or interest on debt securities will include Additional Amounts if required by the terms of the debt securities.
Guarantees
SKT, SWF, Smurfit Kappa Group Limited, Smurfit Kappa Investments Limited, Smurfit Kappa Acquisitions Unlimited Company, Smurfit Kappa Treasury Funding Designated Activity Company, Smurfit International B.V., Smurfit WestRock US Holdings Corporation, WestRock Company, WRKCo Inc., WestRock MWV, LLC and WestRock RKT, LLC (collectively, the “Smurfit Westrock Guarantors”) will act as the guarantors of any debt securities issued by Smurfit Westrock using this prospectus. Smurfit Westrock, SWF, Smurfit Kappa Group Limited, Smurfit Kappa Investments Limited, Smurfit Kappa Acquisitions Unlimited Company, Smurfit Kappa Treasury Funding Designated Activity Company, Smurfit International B.V., Smurfit WestRock US Holdings Corporation, WestRock Company, WRKCo Inc., WestRock MWV, LLC and WestRock RKT, LLC (collectively, the “SKT Guarantors”) will act as the guarantors of any debt securities issued by SKT using this prospectus. Smurfit Westrock, SKT, Smurfit Kappa Group Limited, Smurfit Kappa Investments Limited, Smurfit Kappa Acquisitions Unlimited Company, Smurfit Kappa Treasury Funding Designated Activity Company, Smurfit International B.V., Smurfit WestRock US Holdings Corporation, WestRock Company, WRKCo Inc., WestRock MWV, LLC and WestRock RKT, LLC (collectively, the “SWF Guarantors” and, together with the Smurfit Westrock Guarantors and the SKT Guarantors, the “Guarantors”) will act as the guarantors of any debt securities issued by SWF using this prospectus.
The Guarantors will fully and unconditionally guarantee the payment of the principal of, premium, if any, and interest on the debt securities when such amounts become due and payable, whether at the stated maturity of the debt securities, by declaration or acceleration, call for redemption or otherwise.
Ranking
The debt securities, unless otherwise described in the applicable prospectus supplement, will:
•
be senior unsecured obligations of the applicable Issuer;

•
rank equally in right of payment with all of the applicable Issuer’s existing and future indebtedness that is not subordinated in right of payment to such debt securities;

•
rank senior in right of payment to all of the applicable Issuer’s existing and future indebtedness that is subordinated in right of payment to such debt securities;

•
be effectively junior to all of the applicable Issuer’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness;

•
be structurally subordinated in right of payment to any obligations of Smurfit Westrock’s subsidiaries other than Smurfit Westrock’s subsidiaries that are Guarantors; and

•
be fully and unconditionally guaranteed by the applicable Guarantors, subject to any applicable contractual limitations that reflect limitations under applicable law.

The guarantees of the debt securities by a Guarantor, unless otherwise described in the applicable prospectus supplement, will:
•
be the senior unsecured obligations of such Guarantor;

•
rank equally in right of payment with all of such Guarantor’s existing and future indebtedness that is not subordinated in right of payment to such guarantees;

•
rank senior in right of payment to all of such Guarantor’s existing and future indebtedness that is subordinated in right of payment to such guarantees; and

•
be effectively junior to all of such Guarantor’s existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness.

Exchange and/or Conversion Rights
The Issuers may issue debt securities that can be exchanged for or converted into ordinary shares or preference shares. If an Issuer does issue debt securities that can be exchanged for or converted into ordinary shares or preference shares, we will describe the terms of exchange or conversion in the applicable prospectus supplement.
Transfer and Exchange
The Issuers may issue debt securities that will be represented by either:
•
“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•
“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the applicable prospectus supplement whether the debt securities offered will be book-entry or certificated securities.
Global Securities
The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in certificated form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the applicable prospectus supplement. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement.
Certificated Securities
If you hold certificated securities issued under the indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.
Covenants
We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.
Protection in the Event of Change of Control
If a series of debt securities will include any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of the debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction, we will describe such covenant or provision in the applicable prospectus supplement.

Merger, Consolidation or Sale of Assets
No Issuer may, directly or indirectly: (1) consolidate or merge with or into another person (whether or not such Issuer is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of such Issuer and its subsidiaries taken as a whole, in one or more related transactions, to another person; unless:
(1)
either: (a) such Issuer is the surviving corporation; or (b) the person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made (the “Successor Issuer”) is a company organized or existing under the laws of the United States, any state thereof or the District of Columbia, the United Kingdom or any member of the European Union on the issue date of the applicable series of debt securities;

(2)
the Successor Issuer (if other than such Issuer) assumes all the obligations of such Issuer under the applicable series of debt securities and the indenture pursuant to agreements reasonably satisfactory to the trustee;

(3)
immediately after such transaction, no default or event of default exists; and

(4)
each Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its guarantee shall apply to such person’s obligations in respect of the indenture and the applicable series of debt securities (unless such guarantee shall be released in connection with the transaction and otherwise in compliance with the indenture).

Smurfit Westrock (if it is not the Issuer, otherwise the prior paragraph shall apply to Smurfit Westrock as the Issuer) may not, directly or indirectly: (1) consolidate or merge with or into another person (whether or not Smurfit Westrock is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of Smurfit Westrock and its subsidiaries taken as a whole, in one or more related transactions, to another person (other than the applicable Issuer or another Guarantor) unless:
(1)
Smurfit Westrock (or the person formed by or surviving any such consolidation or merger (if other than Smurfit Westrock) or to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made (the “Smurfit Westrock Successor”)) shall have by supplemental indenture confirmed its guarantee shall continue to apply to the applicable Issuer’s obligations in respect of the indenture and the applicable series of debt securities or, in the case of a Smurfit Westrock Successor, expressly assumed all the obligations of Smurfit Westrock under its guarantee under the indenture and the applicable series of debt securities;

(2)
either (a) Smurfit Westrock is the surviving company; or (b) the Smurfit Westrock Successor is a company organized or existing under the laws of the United States, any state thereof or the District of Columbia, the United Kingdom or any member of the European Union on the issue date of the applicable series of debt securities; and

(3)
immediately after such transaction, no default or event of default exists.

For purposes of this covenant, the sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties and assets of one or more subsidiaries of a person, which properties and assets, if held by such person instead of such subsidiaries, would constitute all or substantially all of the properties and assets of such person on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of such person.
Events of Defaults and Notice
The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:
•
a default for 30 days in the payment when due of interest on, or Additional Amounts with respect to, such series of debt securities;

•
a default in payment when due of the principal of, or premium, if any, on, such series of debt securities;

•
a failure by Smurfit Westrock or any of its subsidiaries for 90 days after notice by the trustee or by the holders of at least 25% in principal amount of such series of debt securities to comply with any of the other agreements in the indenture; and

•
certain events relating to bankruptcy or insolvency.

If an event of default with respect to debt securities of any series covered by this prospectus shall occur and be continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of such series may declare the principal amount of all debt securities of such series or such other amount or amounts as the debt securities with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.
The indenture will require that the trustee shall, within 60 days after receiving written notice of an event of default with respect to a series of debt securities, give to the holders of such series notice of the uncured default or event of default. However, except in the case of a default or event of default that results from the failure to make any payment of the principal of, premium, if any, interest or Additional Amounts on the debt securities of such series, the trustee may withhold the notice if and so long as a committee of its trust officers in good faith determines that withholding the notice is in the interest of the holders of such series of debt securities. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.
The indenture will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture will provide that the holders of not less than a majority in principal amount of the then outstanding debt securities of such series may, by written notice to the trustee, direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee may refuse to follow any direction that conflicts with any law or the indenture or that the trustee determines is unduly prejudicial to the rights of another holder of debt securities of such series, or that would involve the trustee in liability or expense.
The indenture will endow the holders of each series of debt securities to institute a proceeding with respect to such series, subject to certain conditions, which will be specified in the applicable prospectus supplement and which will include that the holders of at least 25% in principal amount of the then outstanding debt securities of such series make a written request upon the trustee to pursue the remedy under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders will have an absolute right to receive payment of the principal of, premium and Additional Amounts, if any, and interest, if any, on such series of debt securities and to bring suit for the enforcement of any such payment. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.
Modification of the Indenture
The applicable Issuer, the applicable Guarantors and the trustee may modify the indenture that governs the debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities under certain circumstances set forth in the indenture and to be described in the applicable prospectus supplement.
Legal Defeasance and Covenant Defeasance
The following discussion of legal defeasance and covenant defeasance will be applicable to your series of debt securities only if the applicable prospectus supplement so states.

An Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding debt securities of a series and all obligations of the applicable Guarantors discharged with respect to their guarantees of such debt securities (“Legal Defeasance”) except for:
(1)
the rights of holders of the outstanding debt securities of such series to receive payments in respect of the principal of, or interest, premium and Additional Amounts, if any, on such debt securities when such payments are due (including on a redemption date) from the trust referred to below;

(2)
the Issuer’s obligations with respect to such series of debt securities concerning issuing temporary notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)
the rights, powers, trusts, duties and immunities of the trustee, and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(4)
the Legal Defeasance provisions of the Indenture.

If an Issuer exercises its Legal Defeasance option with respect to the debt securities of any series, payment of the debt securities may not be accelerated because of an event of default.
In addition, an Issuer may, at its option and at any time, elect to have its obligations and the obligations of the applicable Guarantors released with respect to certain covenants that will be described in the indenture (“Covenant Defeasance”) and thereafter payment on the debt securities of such series may not be accelerated because of an event of default relating to any omission to comply with those covenants. In the event Covenant Defeasance occurs, payment on the debt securities of such series may not be accelerated because of an event of default relating to certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events).
In order to exercise either Legal Defeasance or Covenant Defeasance:
(1)
the applicable Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the applicable series of debt securities, money in the currency in which payment of such series is to be made, government obligations with respect to such series or a combination thereof, in an amount that will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of, interest, premium and Additional Amounts, if any, on the outstanding debt securities of such series on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the debt securities are being defeased to maturity or to a particular redemption date;

(2)
in the case of Legal Defeasance, the applicable Issuer shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee and in form and substance reasonably satisfactory to the trustee confirming that (A) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling or (B) since the date of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the applicable debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)
in the case of Covenant Defeasance, the applicable Issuer shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee and in form and substance reasonably satisfactory to the trustee confirming that the holders of the applicable debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)
no default or event of default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit);

(5)
the applicable Issuer must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of the applicable series of debt securities over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(6)
the applicable Issuer must deliver to the trustee an officers’ certificate and an opinion of counsel reasonably acceptable to the trustee and in form and substance reasonably satisfactory to the trustee, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Redemption for Taxation Reasons
As will be further described in the applicable prospectus supplement, an Issuer may, at its option, redeem any series of debt securities in whole, but not in part, at any time upon giving not less than 10 nor more than 60 days’ notice to the holders of such series of debt securities, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date and all Additional Amounts, if any, if the Issuer determinates that, as a result of (1) any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a relevant taxing jurisdiction affecting taxation, or (2) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgement or order by a court of competent jurisdiction), the Issuer or a Guarantor is or would be required to pay Additional Amounts with respect to such series of debt securities and the Issuer or such Guarantor cannot avoid such obligation by taking reasonable measures available to it. No notice of any such redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or such Guarantor, as applicable, would be obligated to pay any Additional Amounts.
Payment of Additional Amounts
As will be further described in the applicable prospectus supplement, all payments made by an Issuer on a series of debt securities or any Guarantor with respect to its guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of (i) any jurisdiction in which the Issuer or any Guarantor is organized or otherwise considered resident for tax purposes, or (ii) any jurisdiction from or through which payment on the debt securities of such series or any of the guarantees is made, or any political subdivision or governmental authority thereof or therein having the power to tax, unless the withholding or deduction of such taxes is then required by law. If any deduction or withholding for, or on account of, any taxes of any relevant taxing jurisdiction shall at any time be required from any payments made with respect to a series of debt securities or the guarantees, the Issuer or the relevant Guarantor, as applicable, will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the holders of the applicable series of debt securities or the trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:
(1)
any taxes imposed or levied by or on behalf of a relevant taxing jurisdiction upon any payments to a holder or beneficial owner who is liable for such taxes in respect of the debt securities of such series by reason of the holder or beneficial owner having any present or former connection with such relevant taxing jurisdiction (including, without limitation, being resident for tax purposes, being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, such relevant taxing jurisdiction) other than a connection arising from the acquisition, ownership or holding of such debt securities or enforcement of rights thereunder or the receipt of payments in respect of the debt securities or with respect to any guarantee;

(2)
any taxes that would not have been imposed if the holder or beneficial owner had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled;

(3)
except in the case of the winding up of the applicable Issuer or Guarantor, any debt security is presented for payment (where presentation is required) in the relevant taxing jurisdiction;

(4)
any debt security is presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder;

(5)
any taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest, if any, on the debt securities or with respect to any guarantee;

(6)
any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or other governmental charge;

(7)
a tax imposed in connection with a debt security presented for payment by or on behalf of a holder or beneficial owner who would have been able to avoid such tax by presenting the relevant debt security to, or otherwise accept payment from, another paying agent in a member state of the European Union;

(8)
any taxes imposed, deducted or withheld pursuant to Section 1471(b) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, in each case, as of the issue date of the relevant debt security (and any amended or successor version that is substantively comparable); any current or future regulations or agreements thereunder, official interpretations thereof or any law implementing an intergovernmental agreement relating thereto; or any treaty, law, regulation or other official guidance enacted in any other jurisdiction, facilitating implementation thereof;

(9)
all United States backup withholding taxes;

(10)
any tax deducted, withheld or imposed in connection with the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021), as amended from time to time; or

(11)
any combination of clauses (1) through (10) above.

Such Additional Amounts will also not be payable where, had the beneficial owner of the debt securities been the holder, it would not have been entitled to payment of Additional Amounts by reason of clauses (1) to (11) inclusive above.
Regarding the Trustee
Deutsche Bank Trust Company Americas will act as trustee under the indenture related to the debt securities of any series issued by the Issuers. The trustee’s current address is: Trust and Securities Services, 1 Columbus Circle, 4th Floor, Mail Stop: NYC01-0417, New York, New York 10019, United States.
You should note that if the trustee becomes a creditor of us, the indenture and the TIA limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the TIA, it must eliminate such conflict or resign.
Enforceability of Judgments
Since a substantial portion of the assets of the Issuers and the Guarantors are outside the United States, any judgment obtained in the United States against an Issuer or any Guarantor, including judgments with respect to the payment of principal, premium, interest, Additional Amounts and any redemption price and any purchase price with respect to a series of debt securities or the related guarantees, may not be collectable within the United States.
Governing Law
The indenture and each series of debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF ORDINARY SHARES
This prospectus relates to, among other securities, ordinary shares issued by Smurfit Westrock. The following description sets forth a summary of certain general terms and provisions of the ordinary shares and does not purport to be complete. It is subject to and qualified in its entirety by reference to Smurfit Westrock’s memorandum and articles of association (together, the “Constitution”), the Irish Companies Act and any other applicable Irish law concerning companies. The Irish Companies Act can be accessed online for free at www.irishstatutebook.ie or can be purchased in hardcopy format from the Irish Government Publications Office by calling +353 46 9423100 or by email publications@opw.ie. We encourage you to read those laws and documents carefully.
General
As of October 31, 2025, the authorized share capital of Smurfit Westrock was $10,000,000 and €25,000, divided into 9,500,000,000 ordinary shares of $0.001 par value each (each, an “Ordinary Share” and, together, the “Ordinary Shares”), 500,000,000 preference shares of $0.001 par value each and 25,000 Euro deferred shares of €1.00 each, which may be issued in such class or classes or series as the Board of Directors of Smurfit Westrock (the “Board”) may determine in accordance with the Constitution. As of October 31, 2025, 522,186,327 Ordinary Shares were issued and outstanding. All outstanding Ordinary Shares are fully paid.
All Ordinary Shares have equal voting rights and no right to a fixed income and carry the right to receive dividends. The holders of Ordinary Shares have the right to receive notice of, and to attend and vote at, all general meetings of Smurfit Westrock.
Transfer and Registration of Shares
Smurfit Westrock’s share register is maintained by Computershare Trust Company N.A.. Registration in the share register of Smurfit Westrock will be determinative of membership in Smurfit Westrock. A shareholder who holds Ordinary Shares beneficially will not be the holder of record of such Ordinary Shares. Instead, the depository or other nominee will be the holder of record of those Ordinary Shares. Accordingly, a transfer of Ordinary Shares from a person who holds such Ordinary Shares beneficially to a person who also holds such Ordinary Shares beneficially through a depository or other nominee will not be registered in Smurfit Westrock’s official share register, as the depository or other nominee will remain the record holder of any such Ordinary Shares.
A written instrument of transfer may be required to register on Smurfit Westrock’s official share register any transfer of Ordinary Shares (i) from a person who holds such Ordinary Shares directly to any other person, (ii) from a person who holds such Ordinary Shares beneficially to a person who holds such Ordinary Shares directly or (iii) from a person who holds such Ordinary Shares beneficially to another person who holds such Ordinary Shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred Ordinary Shares. An instrument of transfer is also required for a shareholder who directly holds Ordinary Shares to transfer those Ordinary Shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on Smurfit Westrock’s official Irish share register. However, a shareholder who directly holds Ordinary Shares may transfer those Ordinary Shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty; provided there is no change in the ultimate beneficial ownership of the Ordinary Shares as a result of the transfer and the transfer is not made in contemplation of a sale of the Ordinary Shares.
The Board may also permit title to any Ordinary Shares to transfer without a written instrument of transfer where permitted by the Irish Companies Act, subject to compliance with the requirements imposed under the relevant provisions of the Irish Companies Act and any additional requirements which the Board may approve.
Any transfer of Ordinary Shares that is subject to Irish stamp duty will not be registered in the name of the transferee unless an instrument of transfer is duly stamped and provided to Smurfit Westrock’s transfer agent. The Constitution allows Smurfit Westrock, in its absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty, which is the legal obligation of a transferee. In the event of any such payment, Smurfit Westrock is (on behalf of itself or its affiliates) entitled to (i) seek reimbursement of the stamp duty from the transferee, (ii) set off the stamp duty against future dividends payable to the transferee of those Ordinary Shares and (iii) claim a lien against the Ordinary Shares on which it has paid stamp duty to the extent permitted under the Irish Companies Act. Parties to a share transfer should not assume that any stamp duty arising in respect of a transaction in Ordinary Shares has been paid unless one or both of such parties is otherwise notified by Smurfit Westrock.
Voting Rights
Each Ordinary Share entitles the holder to one vote per share at any general meeting of shareholders. Voting rights may be exercised by shareholders registered in Smurfit Westrock’s share register as of the record date for the general meeting or by a duly appointed proxy, which proxy need not be a shareholder of Smurfit Westrock. Beneficial owners of Ordinary Shares who hold Ordinary Shares through a nominee exercise the shareholders’ rights through the intermediation of such nominee. All proxies must be appointed in the manner prescribed by the Constitution, which provides that the Board may permit shareholders to notify Smurfit Westrock of their proxy appointments electronically.
Dividend Rights
Under Irish law, dividends and distributions may be made only from distributable reserves. Distributable reserves generally means accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless the net assets of Smurfit Westrock are equal to, or in excess of, the aggregate of Smurfit Westrock’s called up share capital plus undistributable reserves and the distribution does not reduce Smurfit Westrock’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which Smurfit Westrock’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Smurfit Westrock’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.
The determination as to whether or not Smurfit Westrock has sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of Smurfit Westrock. The “relevant accounts” will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Irish Companies Act, which give a “true and fair view” of Smurfit Westrock’s unconsolidated financial position and accord with accepted accounting practice. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).
The Constitution authorizes the Board to declare dividends out of funds lawfully available without shareholder approval. The Board may also recommend a dividend to be approved and declared by shareholders at a general meeting. The Board may direct that the payment be made by distribution of assets, shares or cash and no dividend issued may exceed the amount recommended by the directors. Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in U.S. dollars or any other currency.
The Board may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to Smurfit Westrock in relation to the Ordinary Shares held by such shareholder.
Dissolution; Rights Upon Liquidation
The rights of Ordinary Shareholders to a return of Smurfit Westrock’s assets in a liquidation or winding up, following the settlement of all claims of creditors, are prescribed in the Constitution. To the extent the Constitution does not contain specific provisions in respect of a dissolution or winding up then, subject to the priorities of any creditors, the assets will be distributed to Ordinary Shareholders in proportion to the paid-up nominal value of the Ordinary Shares held. The Constitution provides that the Ordinary Shareholders are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preference shareholders to participate under the terms of any series or class of preference shares.

Issuance of New Ordinary Shares and Pre-emptive Rights
As a matter of Irish company law, the directors of a company may issue new ordinary shares (including the grant of options and issue of warrants) without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires over 50% of the votes cast by the company’s shareholders entitled to attend and vote on that resolution at a duly convened general meeting. The authority conferred can be granted for a maximum period of five years, at which point it will lapse unless renewed by the shareholders of the company by an ordinary resolution.
The Board is currently authorized to issue new Ordinary Shares with an aggregate nominal value of up to $104,392.83, which is equivalent to approximately 20% of Smurfit Westrock’s issued ordinary share capital as of March 3, 2025. Such authority will expire at the earlier of the next annual general meeting of Smurfit Westrock or November 2, 2026 (i.e., 18 months from when the current authority was obtained). The Board will seek to have its authority renewed at the annual meeting of its shareholders, which is currently the customary practice for Irish incorporated issuers traded on the NYSE.
Under Irish law, certain statutory pre-emption rights apply automatically in favor of shareholders where shares are to be issued for cash. Ordinary Shares issued for cash must be offered to existing holders of Ordinary Shares on a pro rata basis to their existing holdings before the Ordinary Shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where Ordinary Shares are issued for non-cash consideration (such as in a share-for-share acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or where Ordinary Shares are issued pursuant to an employee stock option or similar equity plan.
The Board is currently authorized, for a period of up to the earlier of the next annual general meeting of Smurfit Westrock or November 2, 2026, to limit or exclude such pre-emption rights (i) upon the allotment of Ordinary Shares in connection with a rights issue in favor of the existing holders of Ordinary Shares (including rights to subscribe for, or convert into, Ordinary Shares where the Ordinary Shares attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of Ordinary Shares held by them); or (ii) in relation to any issue of Ordinary Shares and/or grant of rights to acquire Ordinary Shares for general purposes with an aggregate nominal value of up to $104,392.83, which is equivalent to approximately 20% of Smurfit Westrock’s issued Ordinary Share capital as of March 3, 2025. Current market practice facilitates the disapplication of statutory pre-emption rights in respect of up to 20% of issued ordinary share capital. The Board expects to propose the renewal of this authorization of up to 20% of issued Ordinary Share capital for a period of 18 months, which is currently the customary practice for Irish incorporated issuers traded on the NYSE. The Board will seek approval on a regular basis at its annual general meetings in subsequent years.
Change of Control
There are no provisions in the Constitution that would have an effect of delaying, deferring or preventing a change in the control of Smurfit Westrock.
Restrictions on Share Ownership and Payments to Holders
There are no restrictions under the Constitution or under Irish law that limit the right of non-Irish residents or foreign owners to freely hold their Ordinary Shares or to vote their Ordinary Shares. There are no legislative or other legal provisions currently in force in Ireland or arising under the Constitution that restrict the payment of dividends or distributions to holders of Ordinary Shares not resident in Ireland, except for Irish laws and regulations that restrict the remittance of dividends, distributions and other payments in compliance with the sanctions laws of the Security Council of the United Nations, the European Union (and any of its members), the United Kingdom and the United States.
General Meeting
Smurfit Westrock is required to hold an annual general meeting in each calendar year (at intervals of no more than 15 months after the previous annual general meeting) in addition to any other meeting in that year and shall specify the meeting as such in the notices calling it.

An extraordinary general meeting of Smurfit Westrock may be convened by (i) the Board, (ii) a requisition of the shareholders of record holding not less than 10% of the paid up share capital of Smurfit Westrock carrying voting rights, (iii) on requisition of Smurfit Westrock’s auditors, or (iv) in certain limited circumstances, by the Irish High Court.
The Constitution provides that no business may be transacted at any general meeting unless a quorum is present. Except as provided in relation to an adjourned meeting, two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorized representative of a corporate member, shall be a quorum.
Listing and Tax
Smurfit Westrock currently maintains a listing on the NYSE (ticker symbol “SW”) and a standard listing on the LSE (ticker symbol “SWR”) for its Ordinary Shares.
Material Irish and United States federal income tax considerations applicable to the Ordinary Shares will be described in any prospectus supplement relating to the offering of such securities.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any warrants, purchase contracts, units or preference shares that may be offered pursuant to this prospectus.

SELLING SECURITY HOLDERS
Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us our securities in various private transactions. Such selling security holders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for sale. Certain holders of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling security holders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each selling security holder and the number of and type of securities beneficially owned by such selling security holder prior to and after the completion of an offering that is covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling security holders has held any position or office with, has been employed by, or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We or the selling security holders may offer or sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•
through underwriters;

•
through dealers;

•
through agents;

•
directly to one or more purchasers; or

•
through a combination of any of these methods or through any other method permitted by applicable law.

The prospectus supplement relating to any offering will identify or describe:
•
any underwriter, dealers or agents;

•
their compensation;

•
the net proceeds to us;

•
the purchase price of the securities;

•
the initial public offering price of the securities; and

•
any exchange on which the securities will be listed.

Underwriters
If we or a selling security holder use underwriters in the sale of securities, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise stated in the prospectus supplement, various conditions to the underwriters’ obligation to purchase the securities will apply, and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot or in connection with the offering create a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Dealers
If we or a selling security holder use dealers in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, we or a selling security holder will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.
Agents and Direct Sales
We or a selling security holder may also sell securities directly or through agents that we or a selling security holder designate. The applicable prospectus supplement will name any agent involved in the offering and sale and will state any commissions we or a selling security holder will pay to that agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
Institutional Investors
We or a selling security holder may also authorize underwriters, dealers or agents to solicit offers by various institutional investors to purchase the securities. In this case, payment and delivery will be made on a future date that the applicable prospectus supplement will specify. The underwriters, dealers or agents may impose limitations on the minimum amount that an institutional investor can purchase. They may also impose limitations on the portion of the aggregate principal amount of the securities that they may sell. Institutional investors include:
•
commercial and savings banks;

•
insurance companies;

•
pension funds;

•
investment companies;

•
educational and charitable institutions; and

•
other similar institutions we may approve.

The obligations of an institutional investor pursuant to a delayed delivery and payment arrangement will not be subject to any conditions; provided that an institution’s purchase of the securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that relate to the validity of the arrangements or the performance of the arrangements by the applicable Issuer or the institutional investor.
Indemnification
Agreements that we enter into or will enter into with underwriters, dealers or agents may entitle them to be indemnified, in the case of debt securities and guarantees, by the applicable Issuer and the Guarantors against various civil liabilities, including liabilities under the Securities Act and other U.S. securities laws. The agreements may also entitle them to contribution for payments that they may be required to make as a result of such liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
Market Making
Various broker-dealers may make a market in the securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.
Other Transactions
We or the selling security holders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us, the selling security holders or others to settle those sales or to close out any related open borrowings of ordinary shares, and may use securities received from us or the selling security holders in settlement of those derivatives to close out any related open borrowings of our ordinary shares. In addition, we or the selling security holders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Selling Security Holders
In addition to selling securities under this prospectus, a selling security holder may:
•
transfer its securities covered by this prospectus in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;

•
sell its securities covered by this prospectus under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144 or Rule 145; or

•
sell its securities covered by this prospectus by any other legally available means.

Expenses
The expenses of any offering of debt securities will be detailed in the applicable prospectus supplement.

VALIDITY OF SECURITIES AND GUARANTEES
The validity of the debt securities issued by the Issuers, the guarantees by the Guarantors, and the debt warrants, purchase contracts and units issued by Smurfit Westrock will be passed upon by Hogan Lovells US LLP, our U.S. counsel, as to certain matters of New York law. The validity of the ordinary shares and preference shares and as to certain matters of Irish law with respect to the securities will be passed upon by William Fry LLP, our Irish counsel. Certain matters with respect to Delaware law and Netherlands law will be passed upon by Hogan Lovells US LLP and Stibbe London B.V., respectively. Certain matters with respect to Georgia law will be passed upon by Steven B. Nickerson, Vice President and Deputy General Counsel of Smurfit Westrock plc.
EXPERTS
The consolidated financial statements of Smurfit Westrock plc and subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Smurfit Kappa Group Limited (previously named Smurfit Kappa Group plc) as of December 31, 2023 and 2022, and for each of the years in the three year period ended December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of WestRock Company appearing in WestRock Company’s Annual Report (Form 10-K) for the year ended September 30, 2023, and the effectiveness of WestRock Company’s internal control over financial reporting as of September 30, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the fees and expenses payable by us in connection with the sale of the offered debt securities being registered hereby, other than underwriting discounts and commissions.
SEC registration fee	$(1)
Printing and engraving expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustee’s fees and expenses	(2)
Rating Agencies’ fees	(2)
Miscellaneous	(2)
Total	$(2)

(1)
Omitted because the SEC registration fee is being deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

(2)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers.
Irish Registrants
Except as hereinafter set forth, there is no charter provision, bylaw, contract, arrangement or statute under which any director or officer of Smurfit Westrock is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.
The Smurfit Westrock Constitution provides that Smurfit Westrock shall indemnify, to the fullest extent permitted by the Irish Companies Act, every member of the Smurfit Westrock board of directors and the company secretary against all costs, charges, losses, expenses and liabilities incurred by them in the execution and discharge of their duties or in relation thereto, including liability incurred by them in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by them as an officer or employee of Smurfit Westrock and in which judgment is given in their favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on their part) or in which they are acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to them by a court.
In respect of any current or former executive officer of Smurfit Westrock (excluding any present or former member of the Smurfit Westrock board of directors or any company secretary), or any person who is serving or has served at the request of Smurfit Westrock as a director, officer or trustee of another company, joint venture, trust or other enterprise, including any subsidiary of Smurfit Westrock (each individually, a “Covered Person”), the Smurfit Westrock Constitution provides that it shall (1) indemnify them, to the fullest extent permitted by the Irish Companies Act, against any expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of Smurfit Westrock, to which they were or are threatened to be made a party, or are otherwise involved (a “proceeding”), by reason of the fact that they were or are a Covered Person; and (2) indemnify each Covered Person, to the fullest extent permitted by the Irish Companies Act, in the case of any threatened, pending or completed action, suit or proceeding by or in the name of Smurfit Westrock against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to Smurfit Westrock, unless and only to the extent that the Irish High Court or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.
The Irish Companies Act does not permit a company to exempt a director or the company secretary from, or indemnify such person against, liability in connection with any negligence, default, breach of duty or breach of trust by such person in relation to the company, unless (1) judgment is given in such person’s favor or such person is acquitted, or (2) an Irish court grants such person relief from liability on the grounds that he or she acted honestly and reasonably and that, having regard to all the circumstances of the case, he or she ought fairly to be excused for the wrong concerned. The Irish Companies Act permits companies to purchase and maintain director and officer liability insurance against any liability described in the foregoing sentence.
Smurfit Westrock maintains an insurance policy for its directors and officers in respect of liabilities arising out of any act, error or omission whilst acting in their capacities as directors or officers of Smurfit Westrock or its affiliated companies.
In addition, the directors and executive officers of Smurfit Westrock have entered into indemnification agreements with Smurfit Westrock and/or one or more of its subsidiaries to the full extent permitted by the Irish Companies Act.
Netherlands Registrant
Neither Dutch law nor the Articles of Association of Smurfit International B.V. provide for the indemnification of the directors and officers of Smurfit International B.V. against liability that they may incur in their capacities as such, and neither Smurfit International B.V. nor any of its affiliates have entered into indemnification agreements with any of Smurfit International B.V.’s directors and officers covering such liability.
Delaware Registrants
The following registrants are corporations incorporated under the laws of the State of Delaware: WestRock Company, WRKCo Inc. and Smurfit WestRock US Holdings Corporation.
Subsection (a) of Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (c) of Section 145 provides that to the extent a present or former director or officer has been successful in defense of any action referred to in subsections (a) and (b), or in defense of any claim issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred.
Subsection (e) of Section 145 authorizes the corporation to pay expenses of the indemnitee in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.
Subsection (g) of Section 145 authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145. In February 2022, this section was amended to permit Delaware corporations to use captive insurance companies for director and officer insurance, allowing coverage for both indemnifiable and non-indemnifiable losses, with certain exceptions and requirements.
Section 102(b)(7) permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for: (i) liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. In August 2022, this section was amended to allow corporations to include charter provisions that exculpate officers from personal liability for monetary damages resulting from breaches of their fiduciary duty of care, similar to the protection available to directors.
WestRock Company.   Article 8 of WestRock Company’s amended and restated certificate of incorporation provides that liability of the directors and officers to WestRock Company or its stockholders shall be eliminated to the fullest extent permitted by the DGCL. Article 3 of WestRock Company’s bylaws provides that officers, directors, employees and agents shall be indemnified to the extent permitted by the DGCL.
WRKCo Inc.   Article 5 of WRKCo Inc.’s certificate of incorporation, as amended, provides that a director shall not be personally liable to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director; provided, however, that to the extent required by applicable law, this provision shall not eliminate or limit the liability of a director (i) for any appropriation, in violation of his duties, of any business opportunity of the WRKCo Inc., (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) for the types of liability set forth under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article 5 of WRKCo Inc.’s bylaws provides that the directors, officers, employees or agents shall be indemnified (excluding actions by or on behalf of WRKCo Inc.) if they acted in good faith and in a manner they reasonably believed to be in WRKCo Inc.’s best interests.
Smurfit WestRock US Holdings Corporation.   Smurfit WestRock US Holdings Corporation’s certificate of incorporation, as amended, is silent on indemnification. Article 7 of Smurfit WestRock US Holdings Corporation’s bylaws provides that directors, officers and employees shall be indemnified to the extent permitted by the DGCL. Additionally, on July 5, 2024, Smurfit WestRock US Holdings Corporation entered into indemnification agreements with the directors, the corporate secretary and the officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Section 16 Officers”) of Smurfit Westrock. The indemnification agreements, which are governed under the laws of the State of Delaware, provide indemnification to such directors, corporate secretary and Section 16 Officers, provided such directors, corporate secretary and Section 16 Officers act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Smurfit Westrock, to the fullest extent permitted by Delaware law, for all expenses and other amounts actually incurred in any action or proceeding in which the director, corporate secretary or Section 16 Officer is or may be involved by reason of the fact that he or she is or was a Smurfit

Westrock director, Section 16 Officer or corporate secretary, or is or was otherwise serving Smurfit Westrock or other entities at Smurfit Westrock’s request, on the terms and conditions set forth in the indemnification agreements. Further, Smurfit WestRock US Holdings Corporation has agreed to advance expenses incurred in defense of these proceedings on the terms and conditions set forth in the indemnification agreements. The indemnification agreements also provide procedures for requesting and obtaining indemnification and advancement of expenses.
The following registrant is a limited liability company formed in the State of Delaware: WestRock MWV, LLC.
Section 18-303(a) of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company shall be solely the limited liability company’s, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability solely by reason of being a member or acting as a manager.
Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
WestRock MWV, LLC.   WestRock MWV, LLC’s certificate of formation, as amended, is silent on indemnification. Article 5 of WestRock MWV, LLC’s limited liability company agreement, as amended and restated, provides that the sole member shall not be liable for any action or omission taken in managing the business or affairs of WestRock MWV, LLC except for any loss or damage resulting from intentional misconduct or knowing violation of law. Article 5 provides that the sole member shall be indemnified, and advances for its expenses shall be granted, to the maximum extent permitted by the DLLCA. Article 5 also provides that WestRock MWV, LLC may indemnify all other agents to the fullest extent permitted by law.
Georgia Registrant
The following registrant is a limited liability company formed in the State of Georgia: WestRock RKT, LLC.
Section 14-11-303 of the Georgia Limited Liability Company Act (the “GLLCA”) provides that a member, manager, agent or employee of a limited liability company is not liable, solely by reason of that capacity, for a debt, obligation or liability of the limited liability company (except for certain tax liabilities).
Section 14-11-306 provides that, subject to any standards and restrictions set forth in a limited liability company’s articles of organization or written operating agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company; provided, however, that no limited liability company shall have the power to indemnify any member or manager for intentional misconduct, knowing violation of law, or a transaction for which the member or manager received a personal benefit in violation or breach of the written operating agreement.
WestRock RKT, LLC’s articles of organization are silent on indemnification. Paragraph 5 of WestRock RKT, LLC’s limited liability company agreement provides that the sole member shall be indemnified, and advances for its expenses shall be made, to the maximum extent permitted by the GLLCA. Paragraph 5 also provides that WestRock RKT, LLC may indemnify all of its other employees and agents to the fullest extent permitted by law to the extent determined by its sole member.
The foregoing summaries are qualified in their entirety by the terms and provisions of such arrangements.

Item 16.   Exhibits.
Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement.**
4.1	Form of Indenture, among Smurfit Westrock plc, Smurfit Kappa Treasury Unlimited Company, Smurfit Westrock Financing Designated Activity Company, the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee.*
4.2	Form of Debt Securities and Guarantees relating thereto (included in Exhibit 4.1).*
4.3	Form of Debt Warrant Agreement, including a form of debt warrant certificate.**
4.4	Form of Equity Warrant Agreement, including a form of equity warrant certificate.**
4.5	Form of Purchase Contract Agreement.**
4.6	Form of Unit Agreement.**
5.1	Opinion of Hogan Lovells US LLP.*
5.2	Opinion of William Fry LLP.*
5.3	Opinion of Stibbe London B.V.*
5.4	Opinion of Steven B. Nickerson.*
22.1	List of Subsidiary Guarantors and Issuers of Guaranteed Securities.*
23.1	Consent of KPMG, independent registered public accounting firm (Smurfit Westrock plc).*
23.2	Consent of KPMG, independent registered public accounting firm (Smurfit Kappa Group Limited).*
23.3	Consent of Ernst & Young LLP, independent registered public accounting firm (WestRock Company).*
23.4	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).*
23.5	Consent of William Fry LLP (included in Exhibit 5.2).*
23.6	Consent of Stibbe London B.V. (included in Exhibit 5.3).*
23.7	Consent of Steven B. Nickerson (included in Exhibit 5.4).*
24.1	Powers of attorney (included on signature pages hereof).*
25.1	Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.1.*
107	Filing Fee Table.*

*
Filed herewith.

**
To be filed by amendment or as an exhibit to a report filed with the SEC and incorporated herein by reference.

Item 17.   Undertakings.
(a)
Each undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b)
Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Smurfit Westrock plc’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939, as amended (the “TIA”), in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the TIA.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland, on November 12, 2025.
SMURFIT WESTROCK PLC
By:
/s/ Anthony Smurfit

Name:
Anthony Smurfit

Title:
President & Group Chief Executive Officer (Principal Executive Officer)

Each person whose signature appears below constitutes and appoints Anthony Smurfit, Ken Bowles, Irial Finan, Kaisa Hietala, Colleen F. Arnold, Timothy J. Bernlohr, Carole L. Brown, Terrell K. Crews, Carol Fairweather, Mary Lynn Ferguson-McHugh, Suzan F. Harrison, Lourdes Melgar, Jørgen Buhl Rasmussen, Alan D. Wilson and Gillian Carson-Callan and each of them, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Anthony Smurfit Anthony Smurfit	President & Group Chief Executive Officer and Director (Principal Executive Officer)	November 12, 2025
/s/ Ken Bowles Ken Bowles	Executive Vice President & Group Chief Financial Officer and Director (Principal Financial Officer)	November 12, 2025
/s/ Irene Page Irene Page	Chief Accounting Officer (Principal Accounting Officer)	November 12, 2025
/s/ Irial Finan Irial Finan	Director	November 12, 2025
/s/ Kaisa Hietala Kaisa Hietala	Director	November 12, 2025
/s/ Colleen F. Arnold Colleen F. Arnold	Director	November 12, 2025

Signature	Title	Date
/s/ Timothy J. Bernlohr Timothy J. Bernlohr	Director	November 12, 2025
/s/ Carole L. Brown Carole L. Brown	Director	November 12, 2025
/s/ Terrell K. Crews Terrell K. Crews	Director	November 12, 2025
s/ Carol Fairweather Carol Fairweather	Director	November 12, 2025
/s/ Mary Lynn Ferguson-McHugh Mary Lynn Ferguson-McHugh	Director	November 12, 2025
/s/ Suzan F. Harrison Suzan F. Harrison	Director	November 12, 2025
/s/ Lourdes Melgar Lourdes Melgar	Director	November 12, 2025
/s/ Jørgen Buhl Rasmussen Jørgen Buhl Rasmussen	Director	November 12, 2025
/s/ Alan D. Wilson Alan D. Wilson	Director	November 12, 2025
/s/ Steven B. Nickerson Steven B. Nickerson	Authorized U.S. Representative	November 12, 2025

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland, on November 12, 2025.
SMURFIT KAPPA TREASURY UNLIMITED COMPANY
SMURFIT KAPPA ACQUISITIONS UNLIMITED COMPANY
By:
/s/ Ken Bowles

Name:
Ken Bowles

Title:
Group Chief Financial Officer

Each person whose signature appears below constitutes and appoints Anthony Smurfit, Ken Bowles, Emer Murnane and Gillian Carson-Callan and each of them, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Anthony Smurfit Anthony Smurfit	Group Chief Executive Officer and Director (Principal Executive Officer)	November 12, 2025
/s/ Ken Bowles Ken Bowles	Group Chief Financial Officer and Director (Principal Financial Officer)	November 12, 2025
/s/ Emer Murnane Emer Murnane	Group Treasurer and Director (Principal Accounting Officer)	November 12, 2025
/s/ Gillian Carson-Callan Gillian Carson-Callan	Director	November 12, 2025
/s/ Steven B. Nickerson Steven B. Nickerson	Authorized U.S. Representative	November 12, 2025

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland, on November 12, 2025.
SMURFIT WESTROCK FINANCING DESIGNATED ACTIVITY COMPANY
By:
/s/ Ken Bowles

Name:
Ken Bowles

Title:
Group Chief Financial Officer

Each person whose signature appears below constitutes and appoints Ken Bowles, Emer Murnane, Gillian Carson-Callan, Ciara O’Riordan Fonseca and Irene Page and each of them, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Ken Bowles Ken Bowles	Group Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)	November 12, 2025
/s/ Emer Murnane Emer Murnane	Group Treasurer and Director (Principal Accounting Officer)	November 12, 2025
/s/ Gillian Carson-Callan Gillian Carson-Callan	Director	November 12, 2025
/s/ Ciara O’Riordan Fonseca Ciara O’Riordan Fonseca	Director	November 12, 2025
/s/ Irene Page Irene Page	Director	November 12, 2025
/s/ Steven B. Nickerson Steven B. Nickerson	Authorized U.S. Representative	November 12, 2025

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland, on November 12, 2025.
SMURFIT KAPPA GROUP LIMITED
By:
/s/ Ken Bowles

Name:
Ken Bowles

Title:
Group Chief Financial Officer

Each person whose signature appears below constitutes and appoints Anthony Smurfit, Ken Bowles and Gillian Carson-Callan and each of them, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Anthony Smurfit Anthony Smurfit	Group Chief Executive Officer and Director (Principal Executive Officer)	November 12, 2025
/s/ Ken Bowles Ken Bowles	Group Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	November 12, 2025
/s/ Steven B. Nickerson Steven B. Nickerson	Authorized U.S. Representative	November 12, 2025

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland, on November 12, 2025.
SMURFIT KAPPA INVESTMENTS LIMITED
By:
/s/ Ken Bowles

Name:
Ken Bowles

Title:
Group Chief Financial Officer

Each person whose signature appears below constitutes and appoints Anthony Smurfit, Ken Bowles, Emer Murnane, Gillian Carson-Callan and Irene Page and each of them, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Anthony Smurfit Anthony Smurfit	Group Chief Executive Officer and Director (Principal Executive Officer)	November 12, 2025
/s/ Ken Bowles Ken Bowles	Group Chief Financial Officer and Director (Principal Financial Officer)	November 12, 2025
/s/ Emer Murnane Emer Murnane	Group Treasurer and Director (Principal Accounting Officer)	November 12, 2025
/s/ Gillian Carson-Callan Gillian Carson-Callan	Director	November 12, 2025
/s/ Irene Page Irene Page	Director	November 12, 2025
/s/ Steven B. Nickerson Steven B. Nickerson	Authorized U.S. Representative	November 12, 2025

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland, on November 12, 2025.
SMURFIT KAPPA TREASURY FUNDING DESIGNATED ACTIVITY COMPANY
By:
/s/ Ken Bowles

Name:
Ken Bowles

Title:
Group Chief Financial Officer

Each person whose signature appears below constitutes and appoints Emer Murnane, Gillian Carson-Callan and Irene Page and each of them, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Ken Bowles Ken Bowles	Group Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	November 12, 2025
/s/ Emer Murnane Emer Murnane	Group Treasurer and Director (Principal Accounting Officer)	November 12, 2025
/s/ Gillian Carson-Callan Gillian Carson-Callan	Director	November 12, 2025
/s/ Irene Page Irene Page	Director	November 12, 2025
/s/ Steven B. Nickerson Steven B. Nickerson	Authorized U.S. Representative	November 12, 2025

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, the Netherlands, on November 12, 2025.
SMURFIT INTERNATIONAL B.V.
By:
/s/ Marc van der Velden

Name:
Marc van der Velden

Title:
Director

Each person whose signature appears below constitutes and appoints Gillian Carson-Callan, P.J.A. Koelewijn-van Stiphout and Marc van der Velden and each of them, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Gillian Carson-Callan Gillian Carson-Callan	Director	November 12, 2025
/s/ P.J.A. Koelewijn-van Stiphout P.J.A. Koelewijn-van Stiphout	Director	November 12, 2025
/s/ Marc van der Velden Marc van der Velden	Director	November 12, 2025
/s/ Steven B. Nickerson Steven B. Nickerson	Authorized U.S. Representative	November 12, 2025

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia, on November 12, 2025.
SMURFIT WESTROCK US HOLDINGS CORPORATION
WESTROCK COMPANY
WRKCO INC.
By:
/s/ Ken Bowles

Name:
Ken Bowles

Title:
Group Chief Financial Officer

Each person whose signature appears below constitutes and appoints Ken Bowles, Emer Murnane, Alma Alagic, Ben Garren, Steven B. Nickerson and Gillian Carson-Callan and each of them, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Laurent Sellier Laurent Sellier	President and Chief Executive Officer, Smurfit Westrock North America (Principal Executive Officer)	November 12, 2025
/s/ Ken Bowles Ken Bowles	Group Chief Financial Officer and Director (Principal Financial Officer)	November 12, 2025
/s/ Emer Murnane Emer Murnane	Senior Vice President and Treasurer and Director (Principal Accounting Officer)	November 12, 2025
/s/ Alma Alagic Alma Alagic	Director	November 12, 2025
/s/ Ben Garren Ben Garren	Director	November 12, 2025
/s/ Steven B. Nickerson Steven B. Nickerson	Director	November 12, 2025

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia, on November 12, 2025.
WESTROCK MWV, LLC
WESTROCK RKT, LLC
By:
/s/ Ken Bowles

Name:
Ken Bowles

Title:
Group Chief Financial Officer

Each person whose signature appears below constitutes and appoints Steven B. Nickerson and Gillian Carson-Callan and each of them, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Laurent Sellier Laurent Sellier	President and Chief Executive Officer, Smurfit Westrock North America (Principal Executive Officer)	November 12, 2025
/s/ Ken Bowles Ken Bowles	Group Chief Financial Officer (Principal Financial Officer)	November 12, 2025
/s/ Emer Murnane Emer Murnane	Senior Vice President and Treasurer (Principal Accounting Officer)	November 12, 2025
/s/ Steven B. Nickerson Steven B. Nickerson	Secretary of WRKCO Inc., the sole member of WestRock MWV, LLC and WestRock RKT, LLC	November 12, 2025